UNITED STATES
              SECURITIES AND EXCHANGE COMMISSION
                    WASHINGTON, D.C.  20549

                            __________

                             FORM 8-K



                          CURRENT REPORT
              PURSUANT TO SECTION 13 OR 15(d) OF THE
                  SECURITIES EXCHANGE ACT OF 1934



Date of report (Date of earliest        Commission File Number
event reported):                        1-8233

August 29, 1994



                          USF&G CORPORATION
            (Exact Name of Registrant as Specified in Charter)



Maryland                                                 52-1220567
(State or Other Jurisdiction       (IRS Employer Identification No.)
of Incorporation)





                100 Light Street, Baltimore, Maryland  21202
                  (Address of Principal Executive Offices)


                            (410) 547-3000
             (Registrant's telephone number, including area code)


                           USF&G CORPORATION
                                FORM-8K
                        ______________________
Item 5. Other Events

On August 29, 1994, USF&G issued a press release announcing its call for redemption on September 28, 1994, of 950,000 shares, or 25 percent, of its outstanding $5.00 Series C Cumulative Preferred Stock. The press release is incorportated herein by reference as Exhibit I to this form.















































EXHIBIT I




                                     August 29, 1994
                                     FOR IMMEDIATE RELEASE
                                     CONTACT:  Kerrie Burch-DeLuca
                                               (410) 547-3573


                USF&G CORPORATION CALLS 25 PERCENT OF
                      $5.00 SERIES C CUMULATIVE
                     CONVERTIBLE PREFERRED STOCK


          USF&G Corporation today announced its call for redemption

on September 28, 1994, of 950,000 shares or 25 percent of its outstanding $5.00 Series C Cumulative Convertible Preferred Stock

("Series C", ticker:FGpC) at a redemption price of $53.50 per share plus accrued dividends of $0.81.  A notice of redemption will be mailed to all holders of those Series C shares called for

redemption.  First Chicago Trust Company of New York, transfer agent, has determined the shares to be called randomly by lot.

USF&G has 3.8 million shares of the Series C outstanding.

          USF&G Corporation issued the Series C in June 1991 at the

outset of significant financial and operational restructuring of the company.  Given the improvement in the company's overall financial position and its return to profitability, USF&G has chosen to begin retiring a portion of this high-coupon (10 percent) preferred stock.

This transaction is expected to produce savings of approximately

$4 million annually.

          At the holder's option, Series C shares called for

redemption are convertible into 4.158 shares of USF&G common stock until the redemption date, at which time this option will expire.

As long as the common stock price is greater than $13.06, holders of the Series C who convert will receive USF&G common stock (plus cash for fractional shares) with market value greater than the amount of cash the holders would otherwise be entitled to receive upon redemption.  USF&G's common stock closed at $13.75 per share on the New York Stock Exchange on Friday, August 26.

          Those Series C shares not called for redemption are also

convertible into common stock at any time at the holder's option.

          USF&G has entered into an agreement with an unaffiliated

financial institution to place common stock to fund cash redemptions if necessary. At June 30, 1994, there were approximately 85.4 million shares of USF&G common stock outstanding.  USF&G will issue approximately 4 million additional common shares either through conversions or pursuant to these arrangements.

          Baltimore-based USF&G Corporation, with assets of $14.0

billion, is composed of property/casualty and life insurance subsidiaries.  The corporation's principal subsidiary is the United

States Fidelity and Guaranty Company, one of the nation's largest property/casualty insurers, founded in 1896.
























                             USF&G CORPORATION
                                 FORM 8-K
                          ______________________
                                SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

                               USF&G CORPORATION



                               By: DAN L. HALE
                                   Dan L. Hale
                         Executive Vice President,
                         Chief Financial Officer and
                         Principal Accounting Officer

August 29, 1994